SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

 COMMON STOCK-PULITZER INC

          GAMCO INVESTORS, INC.
                       3/14/05            1,000            63.7500
                       3/14/05              400-           63.7125
                       3/10/05            1,000-           63.7900
                       3/10/05            1,000            63.7780
                       3/09/05            4,500            63.7700
                       3/09/05            2,000-           63.7670
                       3/09/05            1,000-           63.7500

	    MJG ASSOCIATES, INC.

          	   GABELLI FUND, LDC
                       3/14/05            1,000            63.6700

          GABELLI FUNDS, LLC.

               GABELLI GLOBAL MULTIMEDIA TRUST
                       3/14/05              500            63.6400

               GABELLI DIVIDEND & INCOME TRUST
                       3/09/05            1,600            63.7500

               GABELLI CONVERTIBLE FUND
                       3/14/05           15,000            63.7500

               GABELLI ABC FUND
                       3/14/05           64,800            63.7540
                       3/11/05            9,200            63.7900
                       3/10/05           13,300            63.7897
                       3/09/05            2,900            63.7500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.